EXHIBIT 10.23


                                 SONORA CAPITAL
                          Suite 1000-355 Burrard Street
                                  Vancouver, BC
                                     V6C 2G8


May 7, 1999

Kodiak Graphics Company
2034 Western Avenue
Las Vegas, Nevada
89102


Attention:  Jeff Paquin

Dear Sirs:

     Re: Private Placement of Common Shares


     We, Sonora Capital Corporation ("Sonora") understand that Kodiak Graphics Company ("Kodiak") proposes to undertake three (3) private placement of common shares during 1999 (the "Financings"). Each Financing is in the amount of USD$840,000 on the following terms:

     (a) the first Financing is to close by the end of July, 1999 at a price which is the greater of $3.00 per share or 75% of the ten (10) day average closing price of Kodiak's common shares on the OTC Bulletin Board for the ten (10) days prior to the closing of the first Financing; (a)

     (b) the second Financing is to close by the end of October, 1999 at a price which is the greater of $4.00 or 75% of the ten (10) day average closing price of Kodiak's common shares on the OTC Bulletin Board for the ten (10) days prior to the closing of the second Financing;

     (c) the third Financing is to close by the end of December, 1999 at a price which is the greater of $5.00 or 75% of the ten (10) day average closing price of Kodiak's common shares on the OTC Bulletin Board for the ten (10) days prior to the closing of the third Financing;

          This letter is our agreement as follows:



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                                      -2-


1. Sonora will act as agent of Kodiak to arrange for purchasers ("Purchasers") of the Financings outside of Canada and the United States in such other jurisdictions as may be agreed upon by Sonora and Kodiak;

2. The sale of shares to Purchasers where such sale would constitute a distribution in any of the agreed jurisdictions will be effective pursuant to exemptions in each of the said jurisdictions from applicable securities legislation;

3. Upon closing of the Financings, Kodiak will pay to Sonora a commission equal to 2.5% of the aggregate gross proceeds derived from the sale of the shares in the Financings, provided that the Financings are fully completed with the gross proceeds of a minimum of USD$2,500,000;

4. Kodiak acknowledges that Sonora is not a registered broker dealer and may only arrange for Purchasers as a finder pursuant to exemptions to applicable securities legislation;

5. Kodiak agrees to accept subscriptions from those Purchasers introduced by Sonora, so long as the terms of the Financing are as indicated above or reasonably amended pursuant to an agreement between Sonora and Kodiak;

6. Kodiak agrees that it will provide Sonora with updated information with respect to its business and business plan together with any documents necessary for the Financings (ie: subscription agreements, offering memoranda, etc. upon request by Sonora). Until the Financings are closed, Kodiak will provide Sonora with information relating to any material change in its affairs within two (2) days of such material change occurring;

7. The obligations of this agreement shall be conditional upon fulfilment of the following:

     (a) Kodiak will have made all necessary filings with and obtain all necessary approvals, consents and acceptances of the regulatory authorities having jurisdiction so as to permit Kodiak to offer, sell, issue and deliver Kodiak's common shares to the Purchasers;

     (b) Kodiak having complied with all applicable securities legislation with respect to the sale of the shares to the Purchasers; and

     (c) Kodiak making its commercial best efforts to carry out its business plan as presented to Sonora.

8. The closing of each of the Financings shall be completed at the offices of Sonora on such dates to be advised by Sonora by providing Kodiak with five
     (5) business days notice;

9. All shares issued to the Purchasers will have such hold periods as may be required pursuant to applicable securities legislation;




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                                      -3-


10. This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein;

11. Each of the parties hereto should do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out their provisions and attend to this agreement; and

12. This agreement may be executed by facsimile and in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

     If the above is in accordance with the understanding please sign and return to Sonora a copy of this letter whereupon this letter and your acceptance shall constitute a binding agreement between Kodiak and Sonora.


                                   SONORA CAPITAL

                                   Per: /s/ Illegible
                                        ----------------------------------------
                                        Authorized Signatory



The above offer is hereby accepted and agreed to as at the date first set out above.



KODIAK GRAPHICS COMPANY

Per: /s/ Illegible
     ------------------------------
     Authorized Signatory